Exhibit 10.21

SUMMIT SEMICONDUCTOR, LLC

Consent, AMENDMENT and Termination AGREEMENT

This Consent, Amendment and Termination Agreement (this “Agreement”) is made as of May 16, 2017 (the “Effective Date”) between Summit Semiconductor, LLC, a Delaware limited liability company (the “Company”), and Hallo Development Co. LLC (“Noteholder”).

Recitals

Whereas, the Company is the successor in interest of that certain Asset Purchase Agreement dated June 25, 2008 by and between Noteholder and Focus Enhancements, Inc. as amended October 26, 2010 and December 5, 2016 (the “Purchase Agreement”);

Whereas, the Company is offering to MARCorp Signal, LLC (“MARCorp”) convertible promissory notes and warrants to acquire the Company’s Common Units (the “Offering”); and

Whereas, as a condition to closing the Offering, MARCorp requires (i) the amendment of Purchase Agreement to extend the “Final Payment Date” (as defined in that certain Second Amendment to Asset Purchase Agreement dated December 5, 2016 between the Company and Noteholder (the “Second Amendment to Purchase Agreement”)) and (ii) the termination of the Noteholder’s security interest in the assets of the Company.

Whereas, as a condition to executing and delivering this Agreement, Noteholder requires the amendment of the Purchase Agreement as provided for herein.

Now, Therefore, in consideration of the mutual promises and other good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Noteholders, intending to be legally bound, hereby agree as follows:

Agreement

1.           Reaffirmation. The Company hereby reaffirms all of its obligations to Hallo under the Purchase Agreement, and acknowledges and agrees that, as of April 30, 2017, the Outstanding Revenue Share Amount (as such term is defined in the Second Amendment to Purchase Agreement), including accrued interest thereon, equals $311,795.00.

2.           Payment. As express conditions precedent to the effectiveness of this Agreement, Summit shall, contemporaneously with Summit’s execution and delivery of this Amendment, make a payment to Noteholder (i) in the amount of $7,500, which payment (along with a prior payment in the amount of $6,500) shall be deemed to be in satisfaction of the Second Payment and applied to the Outstanding Revenue Share Amount as determined by Noteholder in its sole discretion, and (ii) in an amount not to exceed $2,500, in respect of Noteholder’s legal fees incurred in connection with this Agreement and the transactions contemplated hereby.

3.           Consent to the Offering. Noteholder hereby consents to the Company pursuing, negotiating and consummating the closing of the Offering pursuant to that certain (i) promissory note, in substantially the form attached hereto as Exhibit A, (ii) warrant, in substantially the form attached hereto as Exhibit B, (iii) Securities Purchase Agreement, in substantially the form attached hereto as Exhibit C, (iv) Security Agreement, in substantially the form attached hereto as Exhibit D, (v) Intercreditor Agreement, in substantially the form attached hereto as Exhibit E, (vi) Operating Agreement Amendment, in substantially the form attached hereto as Exhibit F, (vii) Security Agreement Joinder, in substantially the form attached hereto as Exhibit G, (vii) Consent, Amendment and Termination Agreements to be executed by all Existing Noteholders (as defined in the Securities Purchase Agreement), in substantially the forms attached hereto as Exhibit H, and the Management Rights Letter, in substantially the form attached hereto as Exhibit I.

4.           Amendment to the Purchase Agreement.

(a)	The definition of “Final Payment Date”, as stated and used in the Second Amendment to Purchase Agreement, is hereby amended to be the earlier of (i) February 28, 2018 and (ii) five (5) days following the closing of an IPO (as defined in the Second Amendment to Purchase Agreement).

(b)	Section 3(b) of the Second Amendment to Purchase Agreement is hereby amended, restated and superseded in the entirety with the following paragraph:

“On the Final Payment Date pursuant to subsection (i) of the definition of “Final Payment Date”, Summit shall pay to Hallo a cash payment in the amount of all unpaid Outstanding Revenue Share Amount and accrued unpaid interest thereon. On the Final Payment Date pursuant to subsection (ii) of the definition of “Final Payment Date”, Summit shall pay to Hallo a cash payment in the amount of $100,000.00 (“Third Payment”), which shall be applied to the Outstanding Revenue Share Amount as determined by Hallo in its sole discretion, and, after giving effect to the Third Payment, the remaining Outstanding Revenue Share Amount and all accrued unpaid interest thereon will automatically and without further action by Summit or Hallo convert into the number of shares of the class and series of capital stock (or other equity) of Summit sold in the IPO as Hallo would have received had it purchased such shares at a price per share equal to the lowest price per share at which such shares were sold on the first day of public trading pursuant to the IPO, provided, however, that no such capital stock (or other equity) of Summit issued to Hallo hereunder shall be subject to a lock-up (or other restriction on transfer of any rights in respect thereof) for a period in excess of ninety (90) days from such first day of public trading.”

5.           Termination of Security Interest. Noteholder hereby consents to the termination of, and hereby waives its rights and privileges to, all its security interests in the assets of the Company, which termination shall be effective as of the earlier of (1) the Second Closing Date (as defined in the Securities Purchase Agreement attached hereto as Exhibit C) and (2) May 31, 2017.

6.          Full Force and Effect. Except as expressly provided herein, this Agreement shall not be deemed to constitute a waiver of, consent to, modification of or amendment of any other provision of any other agreement, including without limitation the Purchase Agreement, as amended.

7.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement. Each party hereto, and their respective successors and assigns, shall be authorized to rely upon the signatures of all of the parties hereto on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original signatures of each party.

8.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to such state’s conflicts of law principles.

[Signature page follows]

In Witness Whereof, the parties hereto have executed and delivered this Agreement Effective Date.

The Company

Summit Semiconductor, LLC

By:
Brett Moyer, Chief Executive Officer

Date: _________________

Summit Semiconductors, LLC

Signature Page to Consent, Amendment and Termination Agreement

In Witness Whereof, the parties hereto have executed and delivered this Agreement Effective Date.

NOTEHOLDER

Hallo Development Co. LLC

By:
Name:
Title:

Date: _________________

Summit Semiconductors, LLC

Signature Page to Consent, Amendment and Termination Agreement

Exhibit A

Form of Note

Exhibit B

Form of Warrant

Exhibit C

Securities Purchase Agreement

Exhibit D

Security Agreement

Exhibit E

Intercreditor Agreement

Exhibit F

Operating Agreement Amendment

Exhibit G

Security Agreement Joinder

Exhibit H

CONSENT, AMENDMENT AND TERMINATION AGREEMENTS

Exhibit i

MANAGEMENT RIGHTS LETTER